Exhibit 10.7
FORM OF [DIRECTOR][SENIOR MANAGER/OFFICER] DEED OF INDEMNITY
THIS DEED OF INDEMNITY is made on the [●] 20[●]
BETWEEN:
(1)KLARNA GROUP PLC, a public limited company registered in England and Wales with company number 14467769 whose registered office is at 10 York Road, London, England, SE1 7ND (the “Company”); and
(2)[Insert name], of [insert address] (the “[Director][Senior Manager]”).
Now THIS DEED WITNESSED as follows:
1.INDEMNITY
1.1.Subject to the terms of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the [Director][Senior Manager] may otherwise be entitled, indemnify and hold the [Director][Senior Manager] harmless in respect of all direct or indirect claims, actions and proceedings, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation, settlement arrangements or other awards arising in connection with any such Claims (“Losses”), whether occurring before, on, or after the date of this Deed and whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of the [Director’s][Senior Manager’s] powers, duties or responsibilities as a [director or officer][Senior Manager] of the Company or any of its subsidiaries (as defined in section 1159 and Schedule 6 of the Act) for the time being (together referred to in this Deed as “Group Companies”), subject to the remaining provisions of this Deed. In this Deed the “Act” means the Companies Act 2006 including any amendment, modification or re-enactment of it for the time being in force.

1.2.The indemnity in clause 1.1 of this Deed shall be deemed not to provide for, or entitle the [Director][Senior Manager] to, any indemnification that would cause this Deed, or any part of it, to be treated as void under the Act and, in particular, to the extent the liability attaches to the [Director][Senior Manager] in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which they are a [director][Senior Manager] , shall not provide directly or indirectly (to any extent) any indemnity against:
(a)any liability incurred by the [Director][Senior Manager] to the Company or any associated company (as defined in section 256 of the Act) (each, an “Associated Company”); or
(b)any liability incurred by the [Director][Senior Manager] to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(c)any liability incurred by the [Director][Senior Manager]:
(i)in defending any criminal proceedings in which such [Director][Senior Manager] is convicted; or
(ii)in defending any civil proceedings brought by the Company, or an Associated Company, in which judgment is given against such [Director][Senior Manager]; or
(iii)in connection with any application under section 661(3) or section 661(4) or section 1157 of the Act in which the court refuses to grant such [Director][Senior Manager] relief, where, in any such case, any such conviction, judgment or refusal of relief has become final. Reference in this clause 1.2 to a conviction, judgment or refusal of relief becoming “final” shall be construed in accordance with section 234(5) of the Act.
1.3.Without prejudice to the generality of and in addition to the indemnity set out in clause 1.1 of this Deed, the Company shall, to the fullest extent permitted by law, indemnify and hold the [Director][Senior Manager] harmless on an ‘as incurred’ basis against all legal and other costs, charges and expenses reasonably incurred:
(a)in defending Claims including, without limitation, Claims brought by, or at the request of, the Company or any Associated Company;
(b)in defending himself or herself in any investigation into the affairs of the Company or any Associated Company by any judicial, governmental, regulatory or other body or against any action proposed to be taken by any such authority; and
(c)in connection with any application under section 661(3) or section 661(4) or section 1157 of the Act, provided that, in accordance with section 234 of the Act, the [Director][Senior Manager] agrees that the indemnity provided for in this clause 1.3 shall not extend to any such legal and other costs, charges and expenses incurred by the [Director][Senior Manager]:
(i)in defending criminal proceedings in which they are convicted; or
(ii)in defending civil proceedings brought by the Company or an Associated Company in which judgment is given against them; or
(iii)in connection with an application for relief which is refused, and any monies paid by the Company in respect of the indemnity in this clause 1.3 shall fall to be repaid not later than:

(A)in the event of the [Director][Senior Manager] being convicted in the proceedings, the date when the conviction becomes final; or
(B)in the event of judgment being given against the [Director][Senior Manager] in the proceedings, the date when the judgment becomes final; or
(C)in the event of the court refusing to grant the [Director][Senior Manager] relief on the application, the date when the refusal of relief becomes final.
References in this clause 1.3 to a conviction, judgment or refusal of relief being “final” shall be construed in accordance with section 234(5) of the Act.
1.4.If so requested by a [Director][Senior Manager], and subject always to the other provisions of this agreement (including, without limitation, clause 1.2 and the proviso set out at clause 1.3 above), the Company shall pay or reimburse (as applicable), or cause to be paid or reimbursed (as applicable) (within five (5) business days of such request accompanied by an invoice), any and all legal and other costs, charges and expenses reasonably incurred by the [Director][Senior Manager]. The Company shall, in accordance with such request (but without duplication), pay, or caused to be paid, such expenses on behalf of the [Director][Senior Manager], unless the [Director][Senior Manager] shall have elected to pay such expenses and have such expenses reimbursed, in which case the Company shall reimburse, or cause to be reimbursed, the [Director][Senior Manager] for such expenses.
2.DIRECTORS’ AND OFFICERS’ INSURANCE
[The Company][To the extent that the Senior Manager is a director of a Group Company, the Company] shall use reasonable endeavours to purchase and maintain appropriate directors’ and officers’ liability insurance on terms no less favourable than the existing directors’ and officers’ liability insurance of the Company at the date of this Deed (including ensuring that premiums are properly paid in full by the due date) for the benefit of the [Director][Senior Manager] for so long as any Claims may lawfully be brought against the [Director][Senior Manager] in respect of the period whilst they have been a [Director][director of a Group Company].
3.CLAIMING UNDER THE INDEMNITY
3.1.The Company shall only be liable to indemnify the [Director][Senior Manager] in accordance with this Deed if:
(a)the [Director][Senior Manager] gives written notice to the Company upon receipt of any demand relating to any Claims (or circumstances which may reasonably be expected to give rise to a demand relating to Claims) giving full details and providing copies of all relevant correspondence;
(b)keeps the Company informed of all material developments in the progress of any Claims, including providing all such information in relation to any Claims or Losses or any other costs, charges or expenses incurred as the Company may reasonably request; and

(c)takes all such action as the Company may reasonably request to avoid, dispute, resist, appeal, compromise or defend any Claims.
3.2.If a company ceases to be a Group Company after the date of this Deed, the Company shall only be liable to indemnify the [Director][Senior Manager] in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Group Company.
3.3.The [Director, as a director or officer][Senior Manager] of any company which becomes a Group Company after the date of this Deed[,] shall be indemnified only in respect of liabilities arising after the date on which that company became a Group Company.
3.4.All sums payable by the Company hereunder shall be paid free and clear of any setoff, deduction, withholding or counterclaim on any account whatsoever, save only as may be required by law. If any deduction or withholding is required by law, then the Company shall be obliged to pay to the [Director][Senior Manager] such amount as will ensure that after such deduction or withholding has been made, the [Director][Senior Manager] receives a sum equal to the amount that he would otherwise have received in the absence of such deduction or withholding.
4.TERM
This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against the [Director][Senior Manager] have expired, or for so long as the [Director][Senior Manager] remains liable for any Losses.
5.GENERAL
5.1.The Company can amend the terms of this Deed on one month’s notice to the [Director][Senior Manager]. No such amendment shall affect the rights of the [Director][Senior Manager] in respect of any Claims and Losses arising out of any act or omission of the [Director][Senior Manager] that occurred before any such amendment is made.
5.2.If this Deed is finally judicially determined in a relevant jurisdiction to provide for, or entitle the [Director][Senior Manager] to, indemnification against any Claims or Losses that would cause this Deed, or any part of it, to be treated as void under the laws of that jurisdiction, this Deed shall, in so far as it relates to such jurisdiction, be deemed not to provide for, or entitle the [Director][Senior Manager] to, any such indemnification, and the Company shall instead indemnify the [Director][Senior Manager] against any Claims or Losses to the fullest extent permitted by law in that jurisdiction.
5.3.The successors and personal representatives of the [Director][Senior Manager] shall be entitled to the benefit of this Deed.
5.4.Save as aforesaid, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

5.5.This Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts will together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail attachment or telecopy will be an effective mode of delivery.
5.6.This Deed and any disputes or claims (including non-contractual disputes or claims) arising out of or in connection with it, its subject matter or formation shall be governed by and construed in accordance with English law.
5.7.Each of the Company and the [Director][Senior Manager] irrevocably:
(a)agrees that the courts of England shall have exclusive jurisdiction to settle any disputes or claims (including non-contractual disputes or claims) arising out of or in connection with this Deed, its subject matter, formation or otherwise, and that accordingly they shall not institute proceedings in the courts of any country other than England; and
(b)submits to the exclusive jurisdiction of such courts and waives any objection to proceedings being brought in any such court on the ground of venue, inconvenient forum or otherwise.

IN WITNESS whereof this Deed has been executed on the day and year first above written.

EXECUTED and DELIVERED as a DEED by KLARNA GROUP PLC acting by [Name of director] in the presence of:	) ) ) )

Signature		Signature

Name:

Address:

EXECUTED and DELIVERED as a DEED by [Name of Indemnified Director/Senior Manager] in the presence of:	) ) ) )

Signature		Signature

Name:

Address:

[Signature page to Deed of Indemnity]